Exhibit 1.1

22,000,000 Shares

LINE Corporation

Common Stock, no par value

INTERNATIONAL UNDERWRITING AGREEMENT

July [11], 2016

July [11], 2016

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

as the representatives (the “Representatives”) of the several International Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

United States

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

United States

Ladies and Gentlemen:

LINE Corporation, a joint-stock corporation incorporated in Japan (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “International Underwriters”) an aggregate of 22,000,000 shares of the common stock, no par value, of the Company (the “International Firm Shares,” and such offering, the “International Offering”).

In addition, Morgan Stanley & Co. LLC (“Morgan Stanley”) or its affiliate may over-allot in the International Offering up to an additional 3,300,000 shares of the common stock of the Company. In connection with any over-allotments made by the International Underwriters in the International Offering, Nomura Securities Co., Ltd. (“NSC”), on behalf of an affiliate of Morgan Stanley, has entered into a share borrowing agreement with NAVER Corporation, a corporation incorporated in the Republic of Korea (“Korea”) and the sole shareholder of the Company (the “Shareholder”), pursuant to which the Shareholder agrees to lend to NSC (which will make such borrowed shares available to an affiliate of Morgan Stanley) up to an aggregate of 3,300,000 shares of common stock of the Company (the “International Borrowed Shares”) solely to facilitate settlement by the International Underwriters of over-allotments in the International Offering, if any. The Company agrees to issue and sell to Morgan Stanley up to an additional 3,300,000 shares of common stock, no par value (the “Additional International Shares”) for the purpose of satisfying NSC’s obligation to return the shares borrowed from the Shareholder, to the extent that Morgan Stanley shall have determined to exercise the right to purchase such shares of common stock granted in Section 2 hereof. The International Firm Shares and any International Borrowed Shares are hereinafter collectively referred to as the “International Shares.” Morgan Stanley may purchase ADSs (as defined below) on the New York Stock Exchange during the period beginning on July 14, 2016 and ending on August 8, 2016, and shares of common stock of the Company on the Tokyo Stock Exchange during the period beginning on July 15, 2016 and ending on August 8, 2016, in lieu of exercise of the option described above, which purchases shall be conducted by Morgan Stanley in consultation with Goldman, Sachs & Co., J.P. Morgan Securities LLC and Nomura Securities International, Inc., and in compliance with all applicable laws. Any such market cover purchases or subscription for Additional International Shares will be made by Morgan Stanley in its capacity as a representative of the International Underwriters.

Investors may elect to take delivery of some or all of the shares of common stock purchased in the International Offering in the form of American Depository Shares (“ADSs”). The ADSs will be evidenced by American Depository Receipts (the “ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”) to be dated the Date of Payment (as defined in Section 2), by and among the Company, JPMorgan Chase Bank, N.A. as depositary (the “Depositary”), and the owners and holders of the ADRs. Each ADS will represent one share of common stock of the Company.

It is understood and agreed to by all parties hereto that the Company and certain underwriters in Japan (the “Japanese Underwriters”) are entering into an underwriting agreement (the “Japanese Underwriting Agreement”) providing for the issuance and sale by the Company of an aggregate of 13,000,000 shares of common stock of the Company (the “Japanese Firm Shares”) to the Japanese Underwriters, for the purpose of offering such shares in Japan (the “Japanese Offering”). NSC is acting as the representative (the “Japanese Representative”) of the Japanese Underwriters. The closing of the sale of International Firm Shares under this Agreement is conditioned upon the closing of the sale of the Japanese Firm Shares under the Japanese Underwriting Agreement.

In addition, NSC may over-allot in the Japanese Offering up to an additional 1,950,000 shares of the common stock of the Company. In connection with the offering of over-allotted shares in the Japanese Offering, NSC has entered into a share borrowing agreement with the Shareholder, pursuant to which the Shareholder agrees to lend to NSC up to an aggregate of 1,950,000 shares of common stock of the Company (the “Japanese Borrowed Shares”) solely to cover over-allotments in the Japanese Offering, if any. The parties hereto acknowledge that, pursuant to a third-party allotment agreement (the “TPA Agreement”) dated the date hereof between the Company and NSC, the Company has also granted an option to NSC to purchase up to an additional 1,950,000 shares of common stock of the Company (the “Additional Japanese Shares”), exercisable until August 15, 2016 for the purpose of satisfying NSC’s obligation to return the shares borrowed from the Shareholder. The Japanese Firm Shares and the Japanese Borrowed Shares are hereinafter collectively referred to as the “Japanese Shares.” During the period beginning on July 15, 2016 and ending on August 8, 2016, NSC may purchase shares of common stock of the Company in the open market in lieu of exercise of the option described above, which purchases shall be conducted by NSC in consultation with Morgan Stanley & Co. LLC, Goldman Sachs Japan Co., Ltd. and JPMorgan Securities Japan Co., Ltd., and in compliance with all applicable laws. The options for the Additional International Shares and the Additional Japanese Shares may be exercised independently of each other.

The shares of common stock, no par value, of the Company to be outstanding after giving effect to the sales contemplated under this Agreement, the Japanese Underwriting Agreement and the TPA Agreement are hereinafter referred to as the “Common Stock.” The International Offering and the Japanese Offering are herein collectively referred to as the “Global Offering.” The International Shares and the Japanese Shares are hereinafter collectively referred to as the “Shares.” The International Underwriters and the Japanese Underwriters are simultaneously entering into an intersyndicate agreement (the “Intersyndicate Agreement”) that provides, among other things, that Morgan Stanley & Co. LLC, Goldman Sachs Japan Co., Ltd., JPMorgan Securities Japan Co., Ltd. and Nomura Securities Co., Ltd. shall act as the joint global coordinators (the “Joint Global Coordinators”) for the Global Offering and shall have the authority to manage the distribution of the Shares among the International Underwriters and the Japanese Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1, including a prospectus, relating to the International Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of International Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”

The Company and the Depositary have also jointly filed with the Commission a registration statement on Form F-6, including a prospectus, which may be in the form of an ADR certificate (the “Registration Statement on Form F-6”), for the registration under the Securities Act of the ADSs evidenced by ADRs, have filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The Registration Statement on Form F-6, as amended at the time it becomes effective (including by the filing of any post-effective amendments thereto), and the prospectus included therein, as then amended, is hereinafter called the “ADR Registration Statement” and the “ADR Prospectus,” respectively.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus identified on Schedule II hereto together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “ADR Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Prospectus” and “ADR Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the International Underwriters that:

(a) The Registration Statement and the ADR Registration Statement have each become effective; no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, and the ADR Registration statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement, the Prospectus and the ADR Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the International Shares in connection with the International Offering when the Prospectus is not yet available to prospective purchasers and at the Time of Payment and Time of Fulfillment (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus and the ADR Prospectus do not contain and, as amended or supplemented, if applicable, will not contain, as of the Date of Payment, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale

Prospectus, the Prospectus or the ADR Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and bona fide electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated and is validly existing as a joint-stock corporation with limited liability under the laws of Japan, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (where such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in any material adverse change to the general affairs, management, shareholders’ equity, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated (or formed), is validly existing as a corporation (or other entity) in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation (or formation), has the corporate (or other) power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing (where such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified and be in good standing (where such concept is applicable) would not result in a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are, except as described in the Time of Sale Prospectus, owned by the Company directly or through its subsidiaries, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement and the lock-up agreement of the Company described in Section 5(l) hereof (the “Company Lock-up Agreement”) have each been duly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable in accordance with the respective terms of each, except as may be limited by bankruptcy, insolvency, civil rehabilitation, corporate reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law); each of this Agreement and the Company Lock-up Agreement is in proper form under the laws of Japan to be enforced against the Company; and it is not necessary in order for this Agreement and the Company Lock-up Agreement to be enforceable or admissible into evidence in Japan that this Agreement and the Company Lock-up Agreement or any other document be filed or recorded with any court or other authority in Japan or that any Japanese stamp or similar tax be paid on or in respect of any of this Agreement and the Company Lock-up Agreement or any other document to be furnished hereunder.

(g) The Deposit Agreement has been duly authorized by the Company, and, assuming due authorization by the Depositary, when executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, civil rehabilitation, corporate reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law); and the description of the ADSs contained in the ADR Prospectus conforms in all material respects to the rights set forth in the instruments defining the same.

(h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus. Under the laws of Japan and other applicable laws and the articles of incorporation, regulations of the board of directors and share handling regulations of the Company, the International Shares may be freely deposited with the Depositary against issuance of ADRs evidencing ADSs (except as described in the Registration Statement).

(i) The shares of common stock of the Company outstanding prior to the issuance of the International Firm Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(j) The International Firm Shares and the Additional International Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such International Firm Shares and Additional International Shares will not be subject to any preemptive or similar rights.

(k) Upon the due and valid execution and delivery by the Depositary of ADRs evidencing ADSs against the deposit of shares of Common Stock in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly executed and delivered under the Deposit Agreement and persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement.

(l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Company Lock-up Agreement will not contravene any provision of (i) applicable law, (ii) the articles of incorporation, regulations of the board of directors or share handling regulations or similar organizational document of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary. No consent, approval, authorization, clearance or order of, or qualification or registration with, any court or governmental agency or body (hereinafter referred to as “Governmental Authorizations”) is required for the performance by the Company of its obligations under this Agreement and the Company Lock-up Agreement and the execution and delivery by the Company of this Agreement and the Company Lock-up Agreement, except: (i) such as have been already obtained and remain in full force and effect, (ii) an extraordinary report (rinji hokokusho) in respect of the offering of the International Shares and any amendments thereto which have been or, with respect to certain amendments thereto, will be duly filed with the Director of the Kanto Local Finance Bureau of the Ministry of Finance of Japan (the “Finance Bureau Director”) in accordance with the Financial Instruments and Exchange Act of Japan, as amended (the “FIEA”), (iii) the making of an application for commercial registration of the newly issued International Firm Shares and Additional International Shares with the relevant registration office of the Ministry of Justice of Japan, (iv) the filing of reports with the Minister of Finance of Japan through The Bank of Japan under the Foreign Exchange and Foreign Trade Act of Japan, as amended, which will be duly filed by the Company, (v) the filing of an amendment notice with the Finance Bureau Director under the Payment Services Act of Japan, as amended, which will be duly filed by the Company, (vi) such Governmental Authorizations as may be required under United States state securities or Blue Sky laws or any laws of jurisdictions outside Japan and the United States in connection with the offer and sale of the International Shares and (vii) such Governmental Authorization as may be required by the rules of the Tokyo Stock Exchange.

(m) Since the date of the most recent financial statements included in the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or an adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, in all material respects, or filed as required.

(o) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the International Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company does not believe that it is a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (a “PFIC”), and after taking into account the receipt and application of the proceeds of the sale of the Shares, the Company does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the International Shares registered pursuant to the Registration Statement.

(s) None of the Company, any of its subsidiaries or any officer of the Company or such subsidiary has supported or been involved in the maintenance or operation of any “anti-social forces,” as defined under the regulations of the Japan Securities Dealers Association (“Anti-social Forces”), such as organized crime groups (bouryokudan), through any form of financing or otherwise, or will do so in the future. Neither the Company nor any of its subsidiaries provides or intends to provide any form of funds to Anti-social Forces. Neither the Company nor any of its subsidiaries has appointed or intends to appoint any person belonging or related to Anti-social Forces as an officer, or has employed or intends to employ any such person as an employee. Further, the Company is not aware of any facts or circumstances by which the Company’s management or the management of any of the Company’s subsidiaries has been or may be influenced by Anti-social Forces, either directly or indirectly.

(t) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent of the Company or of any of its subsidiaries, has (i) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, in any material amount, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage or (ii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit in any material amount, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit in any material amount, in each of (i) and (ii), in order to assist the Company or its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company and its subsidiaries have conducted their businesses in compliance with (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) all applicable laws and regulations implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, in all material respects, (c) the Bribery Act 2010 of the United Kingdom, (d) Japanese anti-bribery laws, in all material respects, and (e) any other anti-bribery laws, in all material respects; and the Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of Japan, the United States and other governmental agencies having jurisdiction over the Company and its subsidiaries, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company and its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)  (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is included on, or owned or controlled by a person or entity included on, the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions List, the Non-SDN Palestinian Legislative Council List, the Non-SDN Iranian Sanctions List, the List of Foreign Financial Institutions Subject to Part 561 or the List of Persons Identified as Blocked Solely Pursuant to Executive Order 13599 maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or on other similar lists maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Japanese government.

       (ii) For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any material dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of any sanctions administered or enforced by the U.S. government, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Japanese Government (collectively, “Sanctions”), except as described in the Time of Sale Prospectus.

       (iii) For the past 5 years, the Company and its subsidiaries have not engaged in and are not now engaged in any dealings that give rise to any material violation of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each case that is material when considered in the context of the Company and its subsidiaries taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries that is material when considered in the context of the Company and its subsidiaries taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries have good and marketable title to all real property owned by them and good and marketable title to all personal property owned by them that is material when considered in the context of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially detract from the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y) The Company and its subsidiaries own, possess or otherwise have the legal right to use, or can acquire on commercially reasonable terms rights to, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or acquire any of the foregoing would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(aa) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(bb) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent that failure to do so would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(cc) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the International Financial Reporting Standard as issued by the International Accounting Standards Board and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has occurred, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) Deloitte Touche Tohmatsu LLC, independent public accountants (“DTT”), who have audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and 2014 were, at the time such audits were performed, independent public auditors within the meaning of the FIEA and related regulations thereunder and were an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission.

(ee) PricewaterhouseCoopers Aarata LLC, independent public accountants (“PwC”), who have audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2015 and have reviewed the unaudited quarterly financial statements of the Company for the three months ended March 31, 2015 and 2016 included in the Time of Sale Prospectus, are independent public auditors within the meaning of the FIEA and related regulations thereunder and are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(ff) The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) The Company and each of its subsidiaries have filed all Japanese and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves required under International Financial Reporting Standards have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(hh) Any statistical and market-related data included in the Registration Statement, Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received the written consent to the use of such data from such sources where required for the purposes of the Registration Statement.

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Time of Sale Prospectus and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) None of the Company or any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which would reasonably be expected to cause or result in the stabilization or manipulation of the price of the International Shares.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at ¥[●] a share (the “Purchase Price”) the number of International Firm Shares set forth in Schedule I hereto opposite the name of such International Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to Morgan Stanley the Additional International Shares, and Morgan Stanley shall have the right to purchase up to 3,300,000 Additional International Shares at the Purchase Price.

Morgan Stanley may exercise this right in whole or in part by giving written notice to the Company no later than August 15, 2016. Such notice shall be delivered in the form of a stock subscription (kabushiki moshikomisho) which shall specify the number of Additional International Shares to be purchased by Morgan Stanley. Such shares shall be purchased on August 16, 2016 (the “Option Closing Date”). Additional International Shares may be purchased as provided in Section 4 hereof solely for the purpose of satisfying NSC’s obligation to return the shares borrowed from the Shareholder. Each International Underwriter agrees that Morgan Stanley will apply the proceeds from initial settlement of over-allotments in the International Offering made with the International Borrowed Shares in purchasing any Additional International Shares.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.

3. Terms of Public Offering. The Company is advised by you that the International Underwriters propose to make a public offering of their respective portions of the International Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the International Shares are to be offered to the public initially at ¥[●] a share (or, if in the form of ADS, at a price per ADS of $[●]) (the “Public Offering Price”).

4. Payment and Delivery.

(a) The International Firm Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Date of Payment (as defined below) or the Option Closing Date, as the case may be.

(b) Payment for the International Firm Shares shall be made by wire transfer in same day funds no later than 3:00 p.m. (Tokyo Time) on July [14], 2016 or such other time as shall be agreed upon in writing by the Representatives and the Company (unless postponed in accordance with the provisions of Section 11 hereof) (such time of payment for the International Firm Shares is herein called the “Time of Payment” and such date of payment herein called the “Date of Payment”); provided, however, that payment of the Purchase Price for the International Firm Shares shall be deemed to be made at 11:59 p.m. (Tokyo Time) on the Date of Payment. Such payment shall be made for the credit of such amount to such account with a bank (the “Payment Handling Bank”) as the Company shall have notified to the Representatives separately no later than two Tokyo business days (as defined below) prior to the Date of Payment.

The Company agrees that, to the extent the Representatives have remitted such payment to the account designated prior to the Time of Payment, the Company shall cause the Payment Handling Bank to return the funds held in such account to Morgan Stanley, or Morgan Stanley’s agent, in the event any condition specified in Section 5 hereof shall not have been fulfilled or waived in writing by the Representatives, when and as required to be fulfilled, or in the event that this Agreement is terminated prior to 11:59 p.m. (Tokyo time) on the Date of Payment (such time and date of fulfillment for the International Firm Shares being herein called the “Time of Fulfillment”). The Company acknowledges and agrees that the Representatives may enter into an agreement with the Payment Handling Bank prior to the Time of Payment pursuant to which the Payment Handling Bank will acknowledge and agree that if the sale of the International Firm Shares shall become ineffective, the funds thereof held by it shall be returned in such circumstances as provided in this paragraph.

The documents to be delivered at the Time of Payment by or on behalf of the parties hereto pursuant to Section 5 hereof will be delivered prior to the Time of Payment to the offices of Simpson Thacher & Bartlett LLP, Ark Hills Sengokuyama Mori Tower, 41st Floor, 9-10, Roppongi 1-chome, Minato-ku, Tokyo, Japan (the

“Closing Location”), and the International Firm Shares will be delivered as specified below at the Time of Delivery (as defined below). A meeting will be held at the Closing Location at 3:00 p.m., Tokyo time, on the Tokyo business day immediately preceding the Date of Payment, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

(c) Payment for any Additional International Shares shall be made by wire transfer in same day funds no later than 3:00 p.m. (Tokyo Time) on the Option Closing Date.

(d) As soon as possible after 12:01 a.m., but no later than 9:00 a.m. (Tokyo Time) on July [15], 2016, or such other time and date as the Representatives and the Company may agree in writing (such time and date of delivery for the International Firm Shares is herein called the “Time of Delivery”), the Company shall cause the International Firm Shares to be credited to the account of Morgan Stanley, as the agent of the Representatives, having clearing accounts with the Japan Securities Depository Center, Inc. (“JASDEC”) in accordance with the Act Concerning Book-entry Transfer of Corporate Bonds, Stocks, etc. of Japan, as amended, against the payment by Morgan Stanley on behalf of the Representatives, of the aggregate Purchase Price for the International Firm Shares pursuant to Section 2 hereof; provided that, if the Company shall cause funds to be returned to Morgan Stanley on behalf of the Representatives pursuant to Section 4(b) hereof, Morgan Stanley on behalf of the Representatives shall submit the instructions to JASDEC to cancel the record credited to its account pursuant to the preceding sentence of this Section 4(d) and take the necessary steps to cause the entry of the applicable International Firm Shares credited to such account to be cancelled and nullified.

(e) On or before the Time of Payment, the Representatives will notify the Company of the number of International Shares offered and sold that investors have requested be delivered in the form of ADSs. When delivery of the International Shares is made to Morgan Stanley, in accordance with the preceding paragraph, Morgan Stanley shall arrange for deposit through the facilities of JASDEC to Mizuho Bank, Ltd., as custodian under the Deposit Agreement, for the account of the Depositary, of the International Shares to be delivered in the form of ADSs in accordance with the terms of the Deposit Agreement. Subject to the satisfaction of the terms of the Deposit Agreement and confirmation from the Company of payment for the International Firm Shares in accordance with paragraph 4(b) above, the Depositary shall deliver the ADSs to the accounts designated by the Representatives for the account of the International Underwriters at the opening of business in New York on the date of the Time of Delivery.

“Tokyo business day” means any day (other than a Saturday, Sunday or a day which shall be in Tokyo a legal holiday or a day on which banks in Tokyo are obliged or authorized by law or executive order to close) on which banks are open for business in Tokyo.

5. Conditions to the International Underwriters’ Obligations. The obligations of the Company to sell the International Firm Shares to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the International Firm Shares at the Time of Payment are subject to the condition that the Registration Statement and the ADR Registration Statement each shall have become effective not later than 9:00 a.m. (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a) All representations and warranties of the Company herein or in any certificates of any officer of the Company provided under this Agreement, are, at and as of the Time of Payment and the Time of Fulfillment, true and correct.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Time of Fulfillment, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the International Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c) The International Underwriters shall have received at the Time of Payment a certificate, dated the Date of Payment and signed by an executive officer of the Company, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Date of Payment and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder at or before the Time of Payment.

(d) The International Underwriters shall have received at the Time of Payment a written opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, dated the Date of Payment, substantially to the effect set forth in Exhibits B-1 and B-2 hereto.

(e) The International Underwriters shall have received at the Time of Payment a written opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the International Underwriters, dated the Date of Payment, in form and substance reasonably satisfactory to the Representatives.

(f) The International Underwriters shall have received at the Time of Payment a written opinion and negative assurance letter of Nishimura & Asahi, Japanese counsel for the Company, dated the Date of Payment, substantially to the effect set forth in Exhibits C-1 and C-2 hereto.

(g) The International Underwriters shall have received at the Time of Payment a written opinion and negative assurance letter of Anderson Mori & Tomotsune, Japanese counsel for the International Underwriters, dated the Date of Payment, in form and substance reasonably satisfactory to the Representatives.

(h) The International Underwriters shall have received at the Time of Payment an opinion of Paul Hastings LLP, counsel for the Depositary, in form and substance satisfactory to counsel for the International Underwriters, together with signed or reproduced copies of such opinion for each of the other International Underwriters to the effect set forth in Exhibit D hereto.

(i) The International Underwriters shall have received, on each of the date hereof and at the Time of Payment, a letter dated the date hereof or the Date of Payment, as the case may be, in form and substance satisfactory to the International Underwriters, from each of DTT and PwC, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Date of Payment shall use a “cut-off date” not earlier than the date hereof.

(j) On the date hereof at a time prior to the execution of this Agreement and also at the Time of Payment, the Chief Financial Officer of the Company shall have furnished to the Representatives a certificate, dated the respective date of delivery thereof, substantially to the effect set forth in Exhibits E-1 and E-2 hereto, respectively;

(k) The shares of common stock of the Company shall have been duly approved for listing on the Tokyo Stock Exchange and the ADSs shall have been duly approved for listing on the New York Stock Exchange.

(l) The “lock-up” agreements, between you and the Shareholder and certain officers, directors and holders of stock options of the Company, and between you and the Company, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the Time of Payment.

(m) The Japanese Underwriting Agreement shall not have been terminated and shall remain in full force and effect at the Time of Payment; and all other conditions precedent to, and actions necessary for, the delivery of the Japanese Firm Shares to the Japanese Underwriters pursuant to the Japanese Underwriting Agreement shall have been satisfied or taken.

(n) The Deposit Agreement shall have been duly executed and delivered by the Company and the Depositary.

6. Covenants of the Company. The Company covenants with each International Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement and the ADR Registration Statement (including exhibits to each) and for delivery to each other International Underwriter a conformed copy of the Registration Statement and the ADR Registration Statement (without exhibits to each) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and the ADR Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADR Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus, the Prospectus or the ADR Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the International Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement or the ADR Registration Statement then on file, or if, in the reasonable opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement or the ADR Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the International Shares as in the reasonable opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) or the ADR Prospectus is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus or the ADR Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) or the ADR Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus or the ADR Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which International Shares may have been sold by you on behalf of the International Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus or the ADR Prospectus so that the statements in the Prospectus or the ADR Prospectus, as applicable, as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) or the ADR Prospectus, as applicable, is delivered to a purchaser, be misleading or so that the Prospectus or the ADR Prospectus, as applicable, as amended or supplemented, will comply with applicable law.

(g) Not to be or become, at any time prior to the expiration of one year after the Date of Payment, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) To endeavor to qualify the International Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified, execute a general consent to service of process in any jurisdiction where it is not now so subject, or subject itself to taxation in any jurisdiction where it is not now so subject.

(i) To comply in all material respects with the Deposit Agreement so that the ADRs evidencing ADSs to be delivered to the International Underwriters on the date of the Time of Delivery are executed by the Depositary (and, if applicable, countersigned).

(j) To use its commercially reasonable efforts to maintain the listing of the shares of common stock of the Company on the Tokyo Stock Exchange and the listing of the ADSs on the New York Stock Exchange.

(k) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) For six months from the Time of Payment, (i) if the Company becomes aware of a relationship between the Company or any of its subsidiaries and any Anti-social Forces, the Company will immediately inform the Representatives of such fact and any details thereof and (ii) if the Company becomes aware of any fact that would render the representations and warranties made in Section 1(s) hereof untrue or incorrect, the Company will also immediately notify the Representatives.

(m) The Company will deliver to each International Underwriter (or its agent), at or prior to the Time of Payment, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(n) The Company will not, directly or indirectly, use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business relating to any Person, or in any country or territory, that at the time of such funding or facilitation, is the subject of Sanctions (currently, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine), or in any other manner, in each case, that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the International Shares, and ADRs evidencing the ADSs, under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the ADR Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the International Shares and the ADRs evidencing the ADSs to the International Underwriters, including any transfer or other taxes payable thereon or any withholding required by law, (iii) the cost of printing or producing any Canadian or United States Blue Sky or Legal Investment memoranda in connection with the offer and sale of the International Shares under Canadian or United States state securities laws and all expenses in connection with the qualification of the International Shares for offer and sale under Canadian or United States state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with Canadian or United States Blue Sky or Legal Investment memoranda, (iv) all filing fees and the reasonable fees and disbursements of counsel to the International Underwriters in an amount not to exceed $35,000 incurred in connection with the review and qualification of the offering of the International Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the ADRs evidencing the ADSs on the NYSE, (vi) all expenses in connection with any offer and sale of the International Shares outside of the United States, including filing fees and the reasonable fees and disbursements of Canadian counsel in connection with offers and sales into Canada, (vii) the costs and charges of any transfer agent or registrar, (viii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the International Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and translators, the cost of investor group meetings, and the Company’s pro rata share based on the number of passengers of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the International Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the International Shares by them, any advertising expenses connected with any offers they may make and the pro rata share of the International Underwriters of the cost of any aircraft chartered in connection with the road show.

8. Covenants of the International Underwriters. Each International Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such International Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each International Underwriter and each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. LLC that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.

(b) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that the indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to so notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the International Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the International Underwriters on the other hand in connection with the offering of the International Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the International Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the International Shares. The relative fault of the Company on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of International Shares (including those underlying the ADSs) they have purchased hereunder, and not joint.

(e) The Company and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the International Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the International Shares.

10. Termination. The International Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Time of Fulfillment (i) trading generally shall have been suspended or materially limited on any of the New York Stock Exchange, the NASDAQ Global Market or the Tokyo Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Japan shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States, New York State or Japanese authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the International Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. If any condition to the International Underwriters’ obligations specified in Section 5 of this Agreement shall not have been fulfilled or waived in writing by the Representatives, when and as required to be fulfilled, this Agreement may be terminated by the Representatives on behalf of the International Underwriters by written notice to the Company.

11. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, at the Time of Payment, any one or more of the International Underwriters shall fail or refuse to purchase International Firm Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of International Firm Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the International Firm Shares to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of International Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of International Firm Shares set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as you may specify, to purchase the International Firm Shares which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of International Firm

Shares that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of International Firm Shares without the written consent of such Underwriter. If, at the Time of Payment, any International Underwriter or International Underwriters shall fail or refuse to purchase International Firm Shares and the aggregate number of International Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of International Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such International Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Time of Payment, but in no event for longer than seven days to the extent permitted under applicable Japanese law, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the International Shares, represents the entire agreement between the Company, on the one hand, and the International Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the International Shares.

(b) The Company acknowledges that in connection with the offering of the International Shares: (i) the International Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the International Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the International Shares.

13. Consent to Jurisdiction; Appointment of Agents for Service of Process. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any International Underwriter or by any person who controls any International Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court of the State of New York or the United States located in the Borough of Manhattan, The City of New York (each such court, a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed LINE Euro-Americas Corporation at 5750 Wilshire Boulevard #640, Los Angeles, CA 90036, as its authorized agent (the “Authorized Agent”), upon each of whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any International Underwriter or by any person who controls any International Underwriter, and the Company expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

14. Foreign Taxes. All payments to be made by the Company to the International Underwriters under this Agreement shall be made without set-off or counterclaim, and free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature and all interest, penalties or similar liabilities with respect thereto, imposed by Japan or by any department, agency or other political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Company shall pay such additional amounts as may be necessary such that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except that no additional amounts shall be payable in respect of (a) any Taxes that would not have been imposed but for a present or former connection between such International Underwriters and Japan (or any department, agency or other political subdivision or taxing authority thereof or therein) other than a connection arising solely from such International Underwriter having executed, delivered or performed its obligations, or received a payment, under this Agreement; (b) any Taxes that would not have been imposed but for the failure of such International Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the International Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such Taxes; or (c) any income or franchise tax on the overall net income of such International Underwriter.

15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “Judgment Currency”) other than United States dollars, the Company will indemnify each International Underwriter against any loss incurred by such International Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which an International Underwriter is able to purchase United States dollars with the amount of the Judgment Currency actually received by such International Underwriter. The foregoing indemnity shall constitute a separate and independent obligation for the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, United States, Attention: Equity Syndicate Desk, with a copy to the Legal Department, Goldman, Sachs & Co., 200 West Street, New York, New York 10282, United States, Attention: Registration Department, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York

10179 (fax: (212) 622-8358), Attention Equity Syndicate Desk, and Nomura Securities International, Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019 United States, Attention: Head of Equity Capital Markets with a copy to the IBD Legal Department; and if to the Company shall be delivered, mailed or sent to LINE Corporation, Shibuya Hikarie, 27th Floor, 21-2 Shibuya 2-chome, Shibuya-ku, Tokyo 150-8510, Japan, Attention: Chief Financial Officer.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the International Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the International Underwriters to properly identify their respective clients.

21. Jury Trial Waiver. The Company and each of the International Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Assignment. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to any other parties, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.

23. Amendment. This Agreement may be amended only by written agreement executed by all parties hereto.

[Signature Page Follows]

Very truly yours,

LINE Corporation

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

Accepted as of the date first written above.

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Acting severally on behalf of themselves and the

several International Underwriters named in

Schedule I hereto

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	GOLDMAN, SACHS & CO.

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By:	NOMURA SECURITIES INTERNATIONAL, INC.

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of International Firm Shares To Be Purchased

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Evercore Group L.L.C.

Deutsche Bank Securities Inc.

Macquarie Capital (USA) Inc.

Credit Suisse Securities (USA) LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2016

2.	Public Offering Price per Share: ¥●

3.	Public Offering Price per ADS: $●(1)

4.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

5.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

(1)	As prescribed Section 2 of the International Underwriting Agreement, the payment by the International Underwriters of the Purchase Price for the International Shares (including for the International Shares to be delivered in the form of ADSs) will be made in Japanese yen. For purposes of determining the Public Offering Price per ADS above, the U.S. dollar equivalent shall be calculated at a rate of U.S. $1 to ¥●.

II-1

EXHIBIT A

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by LINE Corporation (the “Company”) of [●] shares of common stock, no par value (the “Common Stock”), of the Company and the lock-up letter dated [●], 2016 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20        , with respect to                      shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC[, ][ and ]Nomura Securities International, Inc.,[ and ●] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20        ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Nomura Securities International, Inc.

Acting severally on behalf of themselves and the Underwriters party to the Intersyndicate Agreement dated [●], 2016.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Nomura Securities International, Inc.

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

LINE Corporation

            , 20

LINE Corporation (the “Company”) announced today that [●] and [●], the Joint Global Coordinators in the Company’s recent public sale of [●] shares of common stock, are [waiving][releasing] a lock-up restriction with respect to                      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 20        , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT B-1

FORM OF OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

B-1-1

EXHIBIT B-2

FORM OF NEGATIVE ASSURANCE OF CLEARY GOTTLIEB STEEN & HAMILTON LLP

B-2-1

EXHIBIT C-1

FORM OF OPINION OF NISHIMURA & ASAHI

C-1-1

EXHIBIT C-2

FORM OF NEGATIVE ASSURANCE OF NISHIMURA & ASAHI

C-2-1

EXHIBIT D

FORM OF OPINION OF PAUL HASTINGS LLP

D-1

EXHIBIT E-1

CFO CERTIFICATE

E-1-1

EXHIBIT E-2

BRING-DOWN CFO CERTIFICATE (CLOSING)

E-2-1